CONSENT OF INDEPENDENT AUDITOR
We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement File No. 333-103193 on Form N-6 of our report dated April 10, 2024, relating to the statutory-basis financial statements of New England Life Insurance Company, appearing in form N-VPFS of New England Variable Life Separate Account for the year ended December 31, 2023. We also consent to the reference to us under the heading “Independent Auditor” in the Statement of Additional Information, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
April 24, 2024